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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
Omnicell, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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OMNICELL, INC.
1101 East Meadow Drive
Palo Alto, CA 94303

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 21, 2003

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Omnicell, Inc., a Delaware corporation (the "Company"). The meeting will be held on Wednesday, May 21, 2003 at 4:00 p.m. local time at the offices of the Company for the following purposes:

  1.
  To elect three (3) directors to hold office until the 2006 Annual Meeting of Stockholders.

  2.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

  3.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is March 25, 2003. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
/s/ Robert J. Brigham
Robert J. Brigham Secretary

Palo Alto, California
April 22, 2003

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

OMNICELL, INC.
1101 East Meadow Drive
Palo Alto, CA 94303

PROXY STATEMENT
FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Omnicell, Inc. (sometimes referred to as the "Company" or "Omnicell") is soliciting your proxy to vote at the 2003 Annual Meeting of Stockholders. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        The Company intends to mail this proxy statement and accompanying proxy card on or about April 22, 2003 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on March 25, 2003 will be entitled to vote at the annual meeting. On this record date, there were 22,271,450 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on March 25, 2003 your shares were registered directly in your name with Omnicell's transfer agent, EquiServe Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on March 25, 2003 your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Election of three (3) directors; and

  •
  Ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For the other matter to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•
To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Omnicell. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of March 25, 2003.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of all three nominees for director and "For" the ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2003. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•
You may submit another properly completed proxy card with a later date;

•
You may send a written notice that you are revoking your proxy to Omnicell's Secretary at 1101 East Meadow Drive, Palo Alto, CA 94303; or

•
You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year's annual meeting?

        Pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, the deadline for submitting a stockholder proposal for inclusion in our proxy statement and form of proxy for our 2004 Annual Meeting of Stockholders is December 24, 2003. Pursuant to our bylaws, stockholders who wish to bring matters or propose nominees for director at our 2004 Annual Meeting of Stockholders must provide specified information to us between January 22, 2004 and February 21, 2004. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. ("Broker non-vote" refers to a proposal for which a broker or bank does not have the authority to vote but has the authority to vote and does vote on some proposals.) Abstentions will be counted towards the vote total for each proposal and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

How many votes are needed to approve each proposal?

•
For the election of directors, the three nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•
To be approved, Proposal No. 2 ratifying the selection of Ernst & Young LLP as the independent auditors of the Company for its fiscal year ending December 31, 2003 must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you do not vote, or "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were 22,271,450 outstanding and entitled to vote. Thus 11,135,726 must be represented by votes at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company's quarterly report on Form 10-Q for the second quarter of 2003.

PROPOSAL 1

ELECTION OF DIRECTORS

        Omnicell's Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

        The Board of Directors presently has nine (9) members and one vacancy. Frederick J. Dotzler and Christopher J. Dunn, M.D., both directors in the class whose term of office expires in 2003 have elected not to run for reelection to the Company's Board of Directors. Randall A. Lipps is the other director in the class whose term of office expires in 2003. Brock D. Nelson and Joseph E. Whitters are two new nominees for director. If elected at the annual meeting, each of Mr. Lipps, Mr. Nelson and Mr. Whitters would serve until the 2006 annual meeting and until his successor is elected and has qualified, or until the director's death, resignation or removal.

        The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2006 ANNUAL MEETING

  Randall A. Lipps

        Randall A. Lipps, age 45, has served as Chairman of the Board and a Director of Omnicell since founding Omnicell in September 1992 and as its President and Chief Executive Officer since October 2002. From 1989 to 1992, Mr. Lipps served as the Senior Vice President of ST. Holdings, Inc., a travel and marketing company. From 1987 to 1989, he served as Assistant Vice President of Sales & Operations for a subsidiary of AMR, the parent company of American Airlines, Inc. Mr. Lipps received both a B.S. in economics and a B.B.A. from Southern Methodist University.

  Brock D. Nelson

        Brock D. Nelson, age 52, has served as the President and Chief Executive Officer of Regions Hospital, a private, full service hospital, since February 2003. Mr. Nelson served as the Chief Executive of Children's Hospitals and Clinics from 1994 to January 2003 and served as the President of Children's Hospital St. Paul from 1983 to 1994. Mr. Nelson received a B.A. in economics from St. Olaf College and a master's degree in health care administration from the University of Minnesota.

  Joseph E. Whitters

        Joseph E. Whitters, age 45, is the Chief Financial Officer of First Health Group Corp., a national health benefits company, where he has been employed in various capacities since October 1986. Mr. Whitters is a certified public accountant and received a bachelor's degree in accounting from Luther College.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2004 ANNUAL MEETING

  Charles J. Barnett

        Charles J. Barnett, age 56, has served as a Director of Omnicell since March 2002. He has been the Senior Vice President of the Central and Southern States Operating Group of Ascension Health, a healthcare company, since 2001. From 1993 to 2001, Mr. Barnett served as President and Chief Executive Officer of Seton Healthcare Network, a healthcare company. Mr. Barnett received a bachelor's degree and a master's degree from the University of Cincinnati. Mr. Barnett is also a director of several non-profit companies.

  Kevin L. Roberg

        Kevin L. Roberg, age 52, has served as a Director of Omnicell since June 1997 and as Lead Director of Omnicell since February 2003. He has been a general partner of Delphi Ventures, a venture capital firm, since October 1999. From August 1998 to September 1999, Mr. Roberg was an independent venture capitalist. From December 1995 to June 1998, Mr. Roberg served as Chief Executive Officer and President of ValueRx, a pharmacy benefit and medication management company and a former subsidiary of Value Health, Inc., a healthcare benefit and information service provider. Mr. Roberg received a B.S. from the University of Iowa. Mr. Roberg is also a director of Duane Reade, Inc., a retail pharmacy company, Accredo Health, Inc., a bio-pharmaceutical company, and the American Society of Health System Pharmacists Foundation.

  John D. Stobo, Jr.

        John D. Stobo, Jr., age 37, has served as a Director of Omnicell since February 2000. Mr. Stobo is a managing member of ABS Capital Partners, a private equity firm, where he has been employed since 1993. Mr. Stobo received a B.A. from the University of California, San Diego and an M.B.A. from Cornell University. Mr. Stobo is also a director of several privately held companies.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

  Benjamin A. Horowitz

        Benjamin A. Horowitz, age 36, has served as a Director of Omnicell since September 1999. Mr. Horowitz has been President, Chief Executive Officer and a director of Opsware, Inc., an Internet company, since September 1999. From March 1999 to September 1999, he served as Vice President and General Manager of the E-commerce Platform division of America Online, Inc., an Internet service provider. From July 1995 to March 1999, Mr. Horowitz was employed by Netscape Communications, Inc., an Internet company, in various capacities, including Vice President of the directory and security product line from 1997 to 1998. Mr. Horowitz received a B.S. from Columbia University and an M.S. in computer science from the University of California, Los Angeles. Mr. Horowitz is also a director of MIPS Technologies, Inc.

  Sara J. White

        Sara J. White, age 57, has served as a Director of Omnicell since April 2003. Ms. White has been a clinical professor at the School of Pharmacy at the University of California, San Francisco since 1992 and an adjunct professor at the University of the Pacific, School of Pharmacy since 1995. She served as the Director of Pharmacy for Stanford Hospital and Clinics from 1998 to 2003. Ms. White received a B.S. in pharmacy from Oregon State University and an M.S. in hospital pharmacy management from Ohio State University.

  William H. Younger, Jr.

        William H. Younger, Jr., age 53, has served as a Director of Omnicell since September 1992. Mr. Younger is a managing director of Sutter Hill Ventures LLC, a venture capital firm, where he has been employed since 1981. Mr. Younger received a B.S. in electrical engineering from the University of Michigan and an M.B.A. from Stanford University. Mr. Younger is also a director of Vitria Technology, Inc., Virage, Inc., and several privately held companies.

BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 2002 the Board of Directors held nine (9) meetings and acted by written consent one (1) time. The Board of Directors has an Audit Committee, a Compensation Committee, and a Corporate Governance Committee.

        The Audit Committee of the Board of Directors of Omnicell oversees Omnicell's corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company engagement team as required by law; reviews the financial statements to be included in Omnicell's Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Company's quarterly financial statements. Three (3) outside directors comprise the Audit Committee: Messrs. Roberg, Stobo and Younger (chair). It met six (6) times during 2002. Following the 2003 Annual Meeting of Stockholders, the Audit Committee will be comprised of Messrs. Whitters (chair), Roberg, Stobo and Younger. All members of the Audit Committee are independent, as defined in Rule 4200 of (a)(14) of the NASD listing standards.

        The Compensation Committee reviews and approves the overall compensation, strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company's executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company's Chief Executive Officer; administers the Company's stock option and purchase plans and other similar programs; and performs other functions regarding compensation as the Board may delegate. Three (3) outside directors comprise the Compensation Committee: Messrs. Younger (chair) and Dotzler and Dr. Dunn. It met nine (9) times during 2002. Following the 2003 Annual Meeting of Stockholders, the Compensation Committee will be comprised of Messrs. Horowitz and Younger (chair), with one vacancy.

        In October 2002, the Board formed a Nominating Committee comprised of three (3) directors, Messrs. Barnett, Lipps and Roberg, to interview, evaluate, nominate and recommend individuals for membership on the Company's Board of Directors and its various committees. The Nominating Committee did not hold any formal meetings during 2002. In December 2002, the Board expanded the functions of the Committee and recharacterized it as the Board's Corporate Governance Committee.

        The Corporate Governance Committee administers and oversees all aspects of the Company's corporate governance functions on behalf of the Company's Board of Directors and makes recommendations to the Board regarding corporate governance issues including the regular review of the adequacy of and compliance with the Company's code of conduct, the approval of any waivers of the code of conduct applicable to directors and officers, and establishes and oversees procedures for the receipt, retention and treatment of complaints received by the Company with respect to legal and regulatory compliance. It also interviews, evaluates, nominates and recommends individuals for membership on the Company's Board of Directors and its various committees, and nominates specific individuals to be elected as officers of the Company by the Board. No procedure has been established for the consideration of nominees recommended by stockholders. Three (3) directors comprise the Corporate Governance Committee: Messrs. Roberg (chair), Stobo and Younger. The Corporate Governance Committee did not hold any formal meetings during 2002. Following the 2003 Annual Meeting of Stockholders, the Corporate Governance Committee will be comprised of Messrs. Roberg (chair), Barnett and Nelson and Ms. White.

        During the fiscal year ended December 31, 2002, all directors except Mr. Barnett attended at least 75% of the aggregate of the meetings of the Board and of the committees on which each served, held during the period for which each was a director or committee member, respectively. Mr. Barnett attended all regular meetings of the Board held during the fiscal year ended December 31, 2002; however, he was unable to attend three special meetings of the Board.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

1
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required by Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and Omnicell, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of any non-audit services with the auditors' independence.

        The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls and the overall quality of our financial reporting. The Audit Committee held six (6) meetings during 2002.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as Omnicell's independent auditors for the year ending December 31, 2003.

AUDIT COMMITTEE
William H. Younger, Jr., Chairman Kevin L. Roberg John D. Stobo, Jr.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1997. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither Omnicell's Bylaws nor other governing documents or law requires stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved.

        AUDIT FEES.    During the fiscal year ended December 31, 2002, the aggregate fees billed by Ernst & Young LLP for the audit of the Company's financial statements for such fiscal year and for the review of the Company's interim financial statements were $371,000.

        FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES.    During the year ended December 31, 2002, the Company did not incur any fees for information technology consulting services from Ernst & Young LLP.

        ALL OTHER FEES.    During fiscal year ended December 31, 2002, the aggregate fees billed by Ernst & Young LLP for professional services exclusive of the fees disclosed above relating to financial statement audit services were $175,684. These other services consisted of the following:

• Tax matters	81,800
• Accounting consultations	93,884

$175,684

        The Audit Committee has determined the rendering of all non-audit services by Ernst & Young LLP is compatible with maintaining the auditors' independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 25, 2003 by: (i) each director and nominee for director; (ii) each of the Company's executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership (1)
Beneficial Owner	Number of Shares	Percent of Total
Entities Affiliated with ABS Capital Partners 400 East Pratt Street, Suite 910 Baltimore, MD 21202 (2)	2,660,872	11.95%
Federated Kaufman Fund, a portfolio of Federated Equity Funds Federated Investors Tower Pittsburgh, PA 15222 (3)	2,527,280	11.35%
Entities Affiliated with Sutter Hill Ventures 755 Page Mill Road, Suite A-200 Palo Alto, CA 94306 (4)	2,226,708	10.00%
Deutsche Bank AG Taunusanlage 12, D-60325 Frankfurt am Main Federal Republic of Germany (5)	1,703,800	7.65%
Perry Partners, L.P. and Perry Partners International, Inc. 599 Lexington Avenue New York, NY 10022 (6)	1,178,771	5.29%
Randall A. Lipps (7)(11)	1,396,718	6.10%
Charles J. Barnett (11)	17,672	*
Frederick J. Dotzler (8)(11)	61,236	*
Christopher J. Dunn (11)	68,812	*
Benjamin A. Horowitz (11)	38,358	*
Brock D. Nelson	0	*
Kevin L. Roberg (9)(11)	38,062	*
John D. Stobo, Jr. (2)(11)	2,696,783	12.09%
Sara J. White	0	*
Joseph E. Whitters	125,000	*
William H. Younger, Jr. (4)(11)	2,242,879	10.06%
Sheldon D. Asher	635,883	2.86%
Robert Y. Newell, IV (11)	226,394	1.01%
S. Michael Hanna (11)	285,224	1.27%
John D. Higham (10)(11)	312,167	1.39%
Gary E. Wright (11)	255,926	1.14%
All executive officers and directors as a group (18 persons)	8,401,114	35.23%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 22,271,450 shares outstanding on March 25, 2003, adjusted as required by rules promulgated by the SEC.

(2)
Includes 2,660,872 shares held by ABS Capital Partners III, L.P. ("ABS"). Mr. Stobo, a director of the Company, is a managing member of the general partner of ABS, and as such, may be deemed to share voting and investment power over all of such shares and therefore may be deemed a beneficial owner of such shares. Mr. Stobo disclaims beneficial ownership of shares held by ABS except to the extent of his direct pecuniary interest therein.

(3)
Includes shares held by Federated Mini-Cap Index Fund, a portfolio of Federated Index Trust which holds 1,000 shares and Federated Kaufman Fund II, a portfolio of Federated Insurance Series, which holds 580 shares. These funds all share a common investment advisor with Federated Kaufman Fund.

(4)
Includes 1,651,240 shares held by Sutter Hill Ventures, A California Limited Partnership ("Sutter Hill"), 16,326 shares held by Sutter Hill Entrepreneurs Fund (AI), L.P. ("Sutter Hill AI"), 41,344 shares held by Sutter Hill Entrepreneurs Fund (QP), L.P. ("Sutter Hill QP"), 158,326 shares held directly by William H. Younger, Jr., and 359,472 shares held in trusts for the benefit of Mr. Younger's family. Mr. Younger, a director of the Company, is a Managing Director of the General Partner of Sutter Hill, Sutter Hill AI and Sutter Hill QP, and as such, may be deemed to share voting and investment power over all of such shares and therefore may be deemed a beneficial owner of such shares. Mr. Younger disclaims beneficial ownership of shares held by Sutter Hill, Sutter Hill AI or Sutter Hill QP except to the extent of his direct pecuniary interest therein.

(5)
Based solely on information provided in a Schedule 13G filed on February 13, 2003 by Deutsche Bank AG (the "DBAG"). The securities are beneficially owned by the Private Clients and Asset Management business group of DBAG and its subsidiaries and affiliates. DBAG has sole voting power over 906,700 of the shares, shared voting power over 700 of the share and sole dispositive power over all of the shares and Deutsche Investment Management Americas Inc. has sole voting power and sole dispositive power over 126,100 of the shares. Deutsche Bank Trust Company Americas has sole voting power over 780,600 of the shares, shared voting power over 700 of the shares and sole dispositive power over 1,577,700 of the shares. DBAG and its subsidiaries and affiliates disclaim any beneficial interest in the shares.

(6)
Includes 310,097 shares held by Perry Partners, LP and 868,674 shares held by Perry Partners International, Inc. Perry Corp., a general partner of Perry Partners, LP and an investment manager of Perry Partners International, Inc. controls the voting and dispositive power over these shares and disclaims beneficial ownership of shares held by Perry Partners, LP and Perry Partners International, Inc.

(7)
Includes 96,242 shares held in trusts for the benefit of Mr. Lipps' children, 403 shares held by Mr. Lipps' son and 1,562 shares held by Mr. Lipps' spouse.

(8)
Includes 39,440 shares held in a family trust.

(9)
Includes 1,500 shares held by Mr. Roberg's spouse.

(10)
Includes 68,084 shares held in a family trust and 6,250 shares held in a trust for the benefit of Mr. Higham's daughter.

(11)
Includes shares described in the notes above, as applicable. Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options as follows: Randall A. Lipps, 633,481 shares; Charles J. Barnett, 15,972 shares; Frederick J. Dotzler, 21,796 shares, Christopher J. Dunn, 30,208 shares; Benjamin A. Horowitz, 38,358 shares; Kevin L. Roberg, 36,562 shares; John D. Stobo, Jr., 35,911 shares; William H. Younger, Jr., 16,171 shares; Robert Y. Newell, IV, 198,361 shares; S. Michael Hanna, 171,177 shares; John D. Higham, 157,208 shares; Gary Wright, 218,629 shares; and all executive officers and directors as a group, 1,573,834 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction was filed late by Mr. Higham, one report covering one stock option grant was filed late by Mr. Lipps and one report covering one stock option grant was filed late by Mr. Wright.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        The members of our Board of Directors do not currently receive cash compensation for their services, but are eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

        Each non-employee director of the Company also receives stock option grants under the 1999 Equity Incentive Plan (which shall be referred to as the "1999 Plan"). Options granted under the 1999 Plan to our non-employee directors are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

        Upon initial election or appointment to our Board of Directors, each person who is not an employee of Omnicell will be granted an initial grant on the date of his or her election or appointment to purchase 25,000 shares of our common stock. The 1999 Plan also provides that on the day following each annual stockholders meeting, each non-employee director will be granted an annual stock option grant to purchase 6,250 shares of our common stock. The exercise price of options granted under the 1999 Plan is 100% of the fair market value of the common stock subject to the option on the date of the option grant. The initial option shall become exercisable as to 1/36th of the option shares each month following the date of grant in accordance with its terms and any subsequent annual grant to a non-employee director shall become exercisable as to 1/12th of the option shares each month following the date of grant. The term of options granted to non-employee directors under the 1999 Plan is 10 years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, each option will continue in full force and effect if the Company is the surviving entity. If the Company is not the surviving entity, each option will be assumed or an equivalent option will be substituted by the successor corporation. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar stock awards for those outstanding, the time during which such options may be exercised shall be accelerated, and the options terminated if not exercised prior to such event.

        During the last fiscal year, our Board of Directors opted to waive the automatic annual stock option grant to our non-employee directors and instead awarded discretionary options to purchase our common stock during the fiscal year as set forth in the table below. The fair market value of such

Common Stock on the date of grant was based on the Closing Sales Price reported on the Nasdaq National Market for the day immediately prior to the date of grant.

Name	Number of Shares		Grant Date	Fair Market Value
Charles J. Barnett	25,000 25,000	(1) (2)	03/08/02 11/05/02	$6.90 2.75
Frederick J. Dotzler	4,688 25,000	(3) (2)	05/02/02 11/05/02	5.15 2.75
Christopher J. Dunn	7,813 25,000	(3) (2)	05/02/02 11/05/02	5.15 2.75
Benjamin A. Horowitz	10,938 25,000	(3) (2)	05/02/02 11/05/02	5.15 2.75
Kevin L. Roberg	7,813 40,000	(3) (2)	05/02/02 11/05/02	5.15 2.75
John D. Stobo, Jr.	7,813 40,000	(3) (2)	05/02/02 11/05/02	5.15 2.75
William H. Younger, Jr.	4,688 40,000	(3) (2)	05/02/02 11/05/02	5.15 2.75

(1)
Initial grant on the date of Mr. Barnett's appointment to the Board of Directors.

(2)
Each member of the audit committee received 15,000 shares in addition to the 25,000 shares granted to each director.

(3)
Number of shares granted to make the overall equity compensation commensurate with that of our other directors with similar tenure or duties.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

        The following table shows for the fiscal years ended December 31, 2000, 2001 and 2002, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer, the Company's former Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2002 (the "Named Executive Officers"):

SUMMARY COMPENSATION TABLE

Long-Term Compensation
	Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)[1]	Securities Underlying Options (#)	All Other Compensation ($)[1]
Randall A. Lipps Chairman, President and Chief Executive Officer	2002 2001 2000	330,000 330,000 312,900	98,098 159,890 140,421	— — —	362,797 60,000 174,098	— — —
Sheldon D. Asher[2] Former President and Chief Executive Officer	2002 2001 2000	282,500 330,000 312,900	91,169 159,890 140,421	— — —	145,288 60,000 172,798	— — —
John D. Higham Vice President, Engineering and Chief Technology Officer	2002 2001 2000	210,000 210,000 200,000	30,608 69,930 96,464	— — —	72,468 20,000 85,469	— — —
S. Michael Hanna[3] Former Vice President, Sales and Field Operations	2002 2001 2000	180,000 180,000 160,000	54,000 140,250 138,546	— — —	69,844 20,000 43,282	— — —
Robert Y. Newell, IV4 Former Vice President, Finance and Chief Financial Officer	2002 2001 2000	183,000 173,423 164,583	26,672 60,939 38,753	— — —	81,844 20,000 126,562	— — —
Gary E. Wright Executive Vice President, Sales, Marketing and Field Operations	2002 2001 2000	179,200 170,000 168,000	80,090 55,325 47,206	— — —	76,551 10,000 42,587	— — —

1
As permitted by rules promulgated by the SEC, no amounts are shown with respect to certain "perquisites," where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

2
Mr. Asher's status as an executive officer of Omnicell was terminated on October 15, 2002 and his employment with Omnicell was terminated on November 10, 2002.

3
Mr. Hanna's status as an executive officer of Omnicell was terminated on October 15, 2002 and his employment with Omnicell was terminated on March 31, 2003.

4
Mr. Newell's employment with Omnicell was terminated on February 28, 2003.

STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under its 1992 Equity Incentive Plan, 1995 Management Stock Option Plan and 1999 Equity Incentive Plan (the "Incentive Plans"). As of December 31, 2002, options to purchase a total of 5,954,303 shares were outstanding under the Incentive Plans and no shares remained available for grant under the Incentive Plans.

        The following tables show for the fiscal year ended December 31, 2002, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year
Name				Exercise Price ($/Sh)	Expiration Date
						5% ($)	10% ($)
Mr. Lipps	16,239 19,417 110,932 62,030 54,179 100,000	(1) (2) (2) (3) (4) (5)	0.59 0.70 4.02 2.25 1.96 3.62%	$5.15 5.15 5.15 2.75 2.75 3.03	05/01/12 05/01/12 05/01/12 11/04/05 11/04/09 12/19/12	$52,687 62,998 359,919 107,467 93,865 190,890	$132,973 158,996 908,367 382,226 236,898 481,770
Mr. Asher	18,348 110,701 16,239	(6) (2) (6)	0.66 4.01 0.59	5.15 5.15 5.15	05/01/12 05/01/12 05/01/12	59,530 359,169 52,687	150,243 906,475 132,973
Mr. Higham	10,334 19,417 8,239 34,478	(1) (2) (2) (4)	0.37 0.70 0.30 1.25	5.15 5.15 5.15 2.75	05/01/12 05/01/12 05/01/12 11/04/09	33,529 62,998 26,731 59,733	84,620 158,996 67,465 150,755
Mr. Hanna	9,453 19,417 40,974	(1) (2) (6)	0.34 0.70 1.48	5.15 5.15 5.15	05/01/12 05/01/12 05/01/12	30,670 62,998 132,940	77,406 158,996 335,516
Mr. Newell	9,611 19,417 22,771 30,045	(1) (2) (2) (4)	0.35 0.70 0.83 1.09	5.15 5.15 5.15 2.75	05/01/12 05/01/12 05/01/12 11/04/09	31,183 62,998 73,881 52,053	78,700 158,996 186,460 131,372
Mr. Wright	7,803 19,417 4,421 27,910 17,000	(1) (2) (2) (4) (5)	0.28 0.70 0.16 1.01 0.62	5.15 5.15 5.15 2.75 3.03	05/01/12 05/01/12 05/01/12 11/04/09 12/19/12	25,317 62,998 14,344 48,354 32,451	63,895 158,996 36,201 122,036 81,901

(1)
Options granted become exercisable as follows: 25% of the shares subject to the option vest on the three-month anniversary of the date of grant, with the balance of the shares vesting monthly over the following 9 months. The options expire 10 years from the date of grant or earlier upon termination of employment.

(2)
Options granted become exercisable at the rate of 1/30th of the shares subject to the option each month for 30 months. The options expire 10 years from the date of grant or earlier upon termination of employment.

(3)
Option granted vests in full on March 31, 2003. The option expires 3 years from the date of grant or earlier upon termination of employment.

(4)
Options granted become exercisable as follows: 25% of the shares subject to the option vest at the end of each fiscal quarter of 2003, provided certain performance milestones are met by the Company. If such milestones are not met, 100% of the shares subject to the option will vest on the 6 year anniversary of the date of grant. The options expire 7 years from the date of grant or earlier upon termination of employment.

(5)
Options granted become exercisable at the rate of 1/48th of the shares subject to the option each month for 48 months. The options expire 10 years from the date of grant or earlier upon termination of employment.

(6)
Options granted become exercisable as follows: 25% of the shares subject to the option vest on the six-month anniversary of the date of grant, with the balance of the shares vesting monthly over the following 24 months. The options expire 10 years from the date of grant or earlier upon termination of employment.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mr. Lipps	0	0	777,244	403,962	(2,426,309)	(538,746)
Mr. Asher	128,167	359,442	160,671	0	(988,649)	0
Mr. Higham	0	0	157,208	34,478	(588,809)	(106,243)
Mr. Hanna	0	0	170,915	1,251	(662,465)	(209,140)
Mr. Newell	0	0	198,361	30,045	(534,317)	(283,670)
Mr. Wright	2,000	9,940	216,859	44,910	(271,482)	(130,401)

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information as of December 31, 2002 regarding our 1992 Incentive Stock Plan, our 1995 Management Stock Option Plan, our 1999 Equity Incentive Plan and our 1997 Employee Stock Option Plan, each of which has been approved by our stockholders:

Plan description	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
1992 Incentive Stock Plan	688,846	$6.8988	0
1995 Management Stock Option Plan	724,289	6.6307	0
1999 Equity Incentive Plan	4,541,168	5.5239	0
1997 Employee Stock Purchase Plan	0	N/A	197,450

Total	5,954,303		197,540

2003 EQUITY INCENTIVE PLAN

        In April 2003, our board of directors adopted the 2003 Equity Incentive Plan (the "2003 Plan"). A total of 500,000 shares of common stock has been reserved for issuance under the 2003 Plan and, to date, we have not issued any shares under the 2003 Plan. The 2003 Plan provides for the issuance of non-qualified options, stock bonuses and rights to acquire restricted stock to our employees, directors and consultants. Options granted under the 2003 Plan have an exercise price not less than the fair market value of the stock on the date of grant and generally become exercisable over periods of up to four years, generally with one-fourth of the shares vesting one year from the vesting commencement date with respect to initial grants, and the remaining shares vesting in 36 equal monthly installments thereafter, however our board of directors may impose vesting at its discretion to any award. Options under the 2003 Plan generally expire ten years from the date of grant.

        Our board of directors shall administer the 2003 Plan unless and until the board delegates administration to a committee. Our board may suspend or terminate the 2003 Plan at any time. Our board may also amend the 2003 Plan at any time or from time to time. However, no amendment will be effective unless approved by our stockholders after its adoption by the board to the extent stockholder approval is necessary to satisfy the requirements of any Nasdaq or securities exchange listing requirements.

        If we sell, lease or dispose of all or substantially all of our assets, or are acquired pursuant to a merger or consolidation, then the surviving entity may assume or substitute all outstanding awards under the 2003 Plan. If the surviving entity does not assume or substitute these awards, then generally the vesting and exercisability of the stock awards will accelerate.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

        In December 1993, the Company and Sheldon D. Asher entered into an employment agreement whereby Mr. Asher agreed to serve as President and Chief Executive Officer of the Company. The agreement provides that in the event of termination of Mr. Asher's employment without cause, Mr. Asher will be entitled to receive the base salary amount then in effect plus $50,000 for one year following the date of termination. Mr. Asher's employment with the Company terminated on November 10, 2002 and the Company will make payments to Mr. Asher in accordance with the severance terms in his employment agreement through November 2003.

        In February 1998 and February 2000, our Board of Directors approved the acceleration, under certain circumstances, of all prior stock options granted to certain officers under the Incentive Plans. Under this arrangement, the unvested portion of each officer's stock options under the Incentive Plans becomes fully vested and exercisable if we are acquired and the officer is terminated without cause, the principal place of performance of the officer's responsibilities and duties is changed, or there is a material reduction in the officer's job responsibilities or duties.

        In February 2003, the Company and Dennis P. Wolf entered into an employment agreement whereby Mr. Wolf agreed to serve as Executive Vice President, Operations, Finance and Administration and Chief Financial Officer of the Company. The agreement provides Mr. Wolf with a base salary of $280,000 and a quarterly performance bonus in 2003 of $15,000 plus a quarterly option to purchase 10,000 shares of Omnicell common stock in 2003 upon the achievement of certain milestones. Mr. Wolf was also granted an option to purchase 390,000 shares of common stock, with 12.5% of the shares vesting six months from the date of grant and the remaining shares vesting monthly over the following 42 months. These shares are subject to the same vesting acceleration provisions provided to other executive officers of the Company. In the event Mr. Wolf's employment is terminated by Omnicell without cause, Mr. Wolf will be entitled to receive a one-time payment of his annual base salary amount then in effect.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION2

2
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

        Our executive compensation policies and practices are established and administered by the Compensation Committee of the Board. The Compensation Committee consists of three (3) non-employee directors: Frederick J. Dotzler, Dr. Christopher J. Dunn and William H. Younger, Jr.

Philosophy

        The Compensation Committee has implemented compensation policies, plans and programs that seek to enhance stockholder value by aligning the financial interests of the executive officers with those of the stockholders. The overall goal of the Compensation Committee is to develop compensation practices that will allow us to attract and retain the people needed to define, create and market industry-leading products and services. We also provide significant equity-based compensation pursuant to our 1999 Equity Incentive Plan, 2003 Equity Incentive Plan and 1997 Employee Stock Purchase Plan. These plans are designed to provide a longer-term incentive to management to grow revenues, provide quality returns on investment, enhance stockholder value and contribute to our long-term growth. Omnicell has also paid cash bonuses to executive officers based on meeting performance goals.

Compensation Plans

        Our executive compensation is based on three components, each of which is intended to support the overall compensation philosophy.

        Base Salary.    The Compensation Committee recognizes the importance of maintaining compensation levels competitive with other leading technology companies with which Omnicell competes for personnel. When reviewing base salaries for executive officers, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Compensation Committee reviews with the Chief Executive Officer an annual salary plan for Omnicell's executive officers, other than the Chief Executive Officer. The salary plan is modified as deemed appropriate and approved by the Compensation Committee. The annual salary plan takes into account past performance and expected future contributions of the individual executive as well as executive salaries at comparable companies.

        In fiscal 2002, base salaries for our executive officers were increased by 0% to 29% compared to base salaries paid for fiscal 2001. The increases were due to promotions based on individual achievement and the need to remain within the range of competitive salaries for comparable companies.

        Equity Incentives.    Long-term equity incentives are provided through grants of stock options to executive officers and other employees pursuant to our 1999 Equity Incentive Plan and 2003 Equity Incentive Plan. This component of compensation is intended to retain and motivate employees to improve the value of Omnicell's stock. The Compensation Committee believes this element of the total compensation program directly links the participant's interests with those of the stockholders and our long-term value. Stock options are granted with exercise prices at not less than fair market value. Stock options generally vest over time for periods not to exceed five years and generally terminate 10 years after the date of grant. The vesting provisions of the options are intended to insure that employees are provided with an incentive to increase value over the long term.

        Executive officers are also eligible to participate in our 1997 Employee Stock Purchase Plan. Participation levels in such plan are at the discretion of each executive.

        In fiscal 2002, the Compensation Committee determined to grant new stock options to our executive officers. Out of a total of 2,759,241 options granted in fiscal 2002, our executive officers received grants for an aggregate of 878,363 shares, or approximately 31.8% of the total options granted in fiscal 2002. The Compensation Committee believes that the programs described above provide compensation that is competitive with comparable companies, link executive and stockholder interests and provide the basis to attract and retain qualified executives. The Compensation Committee will continue to monitor the relationship among executive compensation, our performance and stockholder value.

Bonus Payments

        Omnicell maintains a cash incentive bonus program to reward executive officers and other key employees for attaining defined performance goals. Under Omnicell's Senior Management 2002 Bonus Plan (the "Bonus Plan"), participants were eligible to earn a bonus up to 33% of their annual salary if the Company met or exceeded certain quarterly revenue, operating income and deferred gross profit targets. Omnicell attained or exceeded each of the defined performance goals of the Bonus Plan for the first two quarters of 2002, and therefore the total paid out under the Bonus Plan was $242,000. No bonuses were paid out for the third or fourth quarter of 2002.

Chief Executive Officer Compensation

        The Compensation Committee uses the procedures described above in setting the annual salary and equity awards for Randall A. Lipps, our President and Chief Executive Officer. The Compensation Committee reviews and establishes the base salary of Mr. Lipps based on compensation data for comparable companies and the Compensation Committee's assessment of his past performance and its expectation as to his future contributions in directing our long-term success. Mr. Lipps' base salary was increased from $312,900 in fiscal 2000 to $330,000 in fiscal 2001. For fiscal 2002, Mr. Lipps' base salary remained at $330,000. For fiscal 2003, Mr. Lipps agreed to a salary in the first quarter of $1.00, and will receive a base salary of $285,000 for the remainder of fiscal 2003, or $380,000 on an annualized basis—a $50,000 increase in Mr. Lipps' base salary from 2002. This amount is equal to the guaranteed bonus paid in prior years to Mr. Lipps that was terminated effective April 1, 2003.

        Mr. Lipps has previously been guaranteed a bonus of $12,500 per quarter, and therefore earned a $50,000 guaranteed bonus for fiscal 2002. In addition, a performance-based bonus earned for fiscal 2002 by Mr. Lipps was based on the criteria set forth in the Bonus Plan. He was eligible to earn a bonus of up to 33% of his base salary if Omnicell met certain performance thresholds. Because Omnicell met or exceeded certain of the net performance thresholds for revenue, operating income and deferred gross profit set forth in the Bonus Plan in the first two quarters of 2002, the Compensation Committee awarded Mr. Lipps an additional cash bonus of $48,098 for his performance during the first two quarters of 2002. No performance bonus was paid to Mr. Lipps in the third and fourth quarters of 2002. As indicated above, the guaranteed bonus paid to Mr. Lipps in prior years has been terminated, however Mr. Lipps is eligible to earn a performance-based bonus for fiscal 2003 based on the criteria set forth in the Bonus Plan.

        In fiscal 2002, the Compensation Committee also reviewed the performance of Mr. Lipps in relation to his equity compensation package. Mr. Lipps was granted options to acquire 362,797 shares of common stock in fiscal 2002. The Compensation Committee believes the grants to Mr. Lipps are sufficient to maintain the overall competitiveness of his compensation package and to maintain the strength of the alignment of his interests with those of Omnicell's stockholders. The Compensation

Committee intends to continue to monitor Mr. Lipps' compensation levels in light of his performance, Omnicell's performance, and the compensation levels of chief executives at comparable companies.

Federal Tax Considerations

        Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

        Section 162(m) of the Internal Revenue Code (the "Code") limits the Company's deduction in a taxable year for federal income tax purposes to no more than $1 million of compensation paid to each executive who is a Named Executive Officer at the end of the taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. In addition, Section 162(m) of the Code and the applicable Treasury regulations thereunder provide a transitional exception to the deduction limit for compensation plans established prior to our initial public offering, such as our 1999 Equity Incentive Plan. Due to this transitional exception, stock options granted since our inception through the end of the 2002 fiscal year to our Named Executive Officers will be exempt from Section 162(m). Stock option grants to our Named Executive Officers in our 2003 fiscal year will also be exempt from Section 162(m) so long as we continue to comply with the terms of the transitional exemption. The non-performance-based compensation paid to each of the Company's Named Executive Officers for the 2002 fiscal year did not exceed the $1 million limit per officer. It is not expected that the non-performance-based compensation to be paid to each of the Company's Named Executive Officers for the 2003 fiscal year will exceed that limit. Therefore, the Compensation Committee has not yet established a policy for determining which forms of compensation awarded to our Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to comply with Code section 162(m) in the future to the extent consistent with Omnicell's best interests.

COMPENSATION COMMITTEE
William H. Younger, Jr., Chairman Frederick J. Dotzler Christopher J. Dunn, M.D.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As noted above, the Company's Compensation Committee consists of Messrs. Younger (chair) and Dotzler and Dr. Dunn. Following the 2003 Annual Meeting of Stockholders, the Company's Compensation Committee will consist of Messrs. Younger (chair) and Horowitz, with one vacancy. Neither of these individuals is or has been an officer of Omnicell. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON(1)

        The following graph shows the total stockholder return of an investment of $100 in cash on August 7, 2001 for (i) the Company's common stock, (ii) the Nasdaq National Market Index (the "Nasdaq") and (iii) the S&P 1500 SuperComposite Healthcare Sector Index (the "S&P SuperComposite Healthcare"). All values assume reinvestment of the full amount of all dividends and are calculated as of the last day of each month:

Comparison of Cumulative Total Return on Investment(2)

(1)
This section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

(2)
The S&P SuperComposite Healthcare Index is calculated using an market cap weighing methodology.

CERTAIN TRANSACTIONS

        As of March 25, 2003, the Company had loans outstanding in the principal amount of $291,466 to Mr. Lipps and $37,500 to Mr. Wright, each of whom are executive officers of the Company. Each of such loans was entered into in 2000 for the purpose of exercising stock options. Each such loan is evidenced by a promissory note secured by shares of the Company's common stock. The notes bear interest at rates between 6.20% and 6.71% per year. Since the commencement of fiscal 2002, the largest aggregate indebtedness of Mr. Lipps and Mr. Wright under such loans was $338,482 and $45,084, respectively, including principal and accrued interest.

        The Company has entered into indemnity agreements with its executive officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the 2003 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ Robert J. Brigham
Robert J. Brigham Secretary

April 22, 2003

Delivery of this Proxy Statement

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g.; brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for the securityholders and cost savings for companies.

        This year, a number of brokers with account holders who are Omnicell stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to Corporate Secretary, Omnicell, Inc., 1101 East Meadow Drive, Palo Alto, CA 94303.

        Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

A copy of Omnicell's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2002 is available without charge upon written request to: Corporate Secretary, Omnicell, Inc., 1101 East Meadow Drive, Palo Alto, CA 94303.

DETACH HERE

PROXY

OMNICELL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Randall A. Lipps and Dennis P. Wolf, jointly or individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all common shares of beneficial interest, par value $0.001 per share, of Omnicell, Inc. (the "Company"), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 21, 2003, or any adjournments thereof, as follows on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

OMNICELL, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.
1.	Election of Directors
	Nominees for Class II Directors:	(01) Randall A. Lipps (02) Brock D. Nelson; and (03) Joseph E. Whitters
	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
	☐	For all nominees except as noted above
2.	Proposal to ratify appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	In accordance with their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT				☐

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREIN.

(Please sign exactly as name appears on share certificate. When shares are registered jointly, all owners must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE 2003 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION2
CERTAIN TRANSACTIONS
OTHER MATTERS